LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	The undersigned, a director of The Southern Company, hereby makes, constitutes and appoints Patricia L. Roberts and G. Edison Holland, Jr., my agents and attorneys-in-fact, for the limited purpose of signing on my behalf, and causing to be filed with the Securities and Exchange Commission Initial Statement of
Beneficial Ownership of Securities, Statement of Changes in Beneficial
Ownership, and Annual Statement of Changes in Beneficial Ownership, on Forms 3,
4 and 5, respectively, and any appropriate amendment or amendments thereto.

	This power of attorney shall remain in effect until my obligation to file the aforementioned reports as an executive officer of The Southern Company ceases, unless earlier revoked by me by written document delivered  to the Assistant
Secretary of The Southern Company.

	Effective the 1st day of March, 2007.





                                         _/s/H. William Habermeyer, Jr.
                                         Signature